Exhibit 10.3

Amendment TO Chronoscale corporation (f/k/a EKSO BIONICS HOLDINGS, INC.) AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the 2014 Equity Incentive Plan (as amended, restated or otherwise modified from time to time, the “Plan”) is made as of July 1, 2026. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Plan.

W I T N E S S E T H:

WHEREAS, Section 14(a) of the Plan provides that, in the event of a reorganization or other change in the corporate structure of the Company affecting the Shares, the Board will adjust the number and class of Shares that may be delivered under the Plan in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan;

WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Agreement”), entered into as of July 1, 2026, by and among ChronoScale Corporation, a Nevada corporation (the “Company”), ChronoScale Holdings Corporation, a Nevada corporation (“Holdings”) and a direct, wholly owned subsidiary of the Company, and CHRN Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and a direct, wholly owned subsidiary of Holdings, the Company shall become the wholly owned subsidiary of Holdings, and Holdings shall become the publicly traded company (the “Reorganization”);

WHEREAS, the Board desires to amend the Plan to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan in connection with the Reorganization.

NOW, THEREFORE, be it effective as of the date hereof, the Plan is hereby amended as follows:

1. Amendment to Section 2(l). Section 2(l) of the Plan is hereby amended and restated in its entirety, to read as follows:

“(l) “Company” means ChronoScale Holdings Corporation, a Nevada corporation, or any successor thereto.”

2. All references in the Plan and any Award Agreement to the Company shall mean ChronoScale Holdings Corporation.

3. For avoidance of doubt, from and after consummation of the Reorganization, “Common Stock” for purposes of the Plan shall be shares of common stock of Holdings, par value $0.001 per share.

4. Except as set forth herein, the Plan and all Award Agreements shall remain in full force and effect without modification.